EX-99.906CERT


                                  CERTIFICATION

                         Pursuant to Section 906 of the
                  Sarbanes-Oxley Act of 2002, 18 U.S.C. SS.1350


The undersigned officer of ASA Limited (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's report on Form N-CSR for the period ended May 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:   July 29, 2003

         /s/ Robert J.A. Irwin
         -----------------------------------
         Robert J.A. Irwin
         Chairman of the Board and Treasurer
         (Principal Executive Officer and
         Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ASA Limited and will be retained by ASA Limited and furnished to the Securities and Exchange Commission or its staff upon request.